Exhibit 99.1

Ginkgo Bioworks Reports Third Quarter 2021 Results

Foundry revenue of $34.7 million in Q3 and $78.8 million year-to-date, with strong growth driven by both continued execution and realization of downstream value share

8 products have been manufactured at scale from Ginkgo programs; number has more than doubled in year-to-date 2021

Biosecurity revenue of $42.9 million in Q3 and $86.5 million year-to-date has already exceeded full year outlook

BOSTON, MA — November 15, 2021 — Ginkgo Bioworks Holdings, Inc. (NYSE: DNA), the leading horizontal platform for cell programming, today announced its results for the third quarter ended September 30, 2021. Please visit investors.ginkgobioworks.com to view the update including a slide presentation with additional details on the third quarter and supplemental financial information, which will be posted following the call.

“We executed well in the third quarter during an especially exciting time for the company, with our public debut happening in mid-September,” said Jason Kelly, co-founder and Chief Executive Officer. “I am so proud of the team for their relentless effort and continued commitment to our partners, which has resulted in a terrific quarter, with strong growth in both Foundry revenue and our biosecurity offering, Concentric by Ginkgo. I’m particularly excited that this quarter included a realization of downstream value share from Cronos’ commercial scale production of CBG, demonstrating the potential for this component of our business model.”

Recent Business Highlights

•	Listed on the New York Stock Exchange under ticker “DNA” after closing a business combination that provided Ginkgo with gross proceeds of over $1.6 billion

•	Added 10 new programs in Q3 (bringing the year-to-date total to 21), with 61 total active programs during the first three quarters of 2021

•	Existing program and partner milestones included:

•	the public announcement of a $78 million Series A fundraise by Arcaea (formerly known as Kalo Ingredients), including Chanel and Givaudan as strategic investors;

•	the announcement of Motif FoodWorks’ first two products (HEMAMI™ and APPETEX™);

•	the commencement of commercial operations by Aldevron for vaccinia capping enzyme, which they are producing using a Ginkgo-engineered strain that improved efficiency by over 10x;

•

the achievement of our first equity milestone for Cronos in Q3, demonstrating full target performance for manufacturing of CBG and the first commercial launch of products containing biosynthetic CBG in October. Additionally, we’re thrilled to announce that just last week, Cronos successfully validated full target performance for a second cannabinoid molecule, CBGV, unlocking a second equity milestone (which will be recorded in our Q4 financials);

•	Synlogic’s announcement last week that they are advancing SYNB1353, an investigational living medicine for homocystinuria, which they developed in partnership with Ginkgo, to IND-enabling studies

•

Concentric, Ginkgo’s biosecurity offering, continued to expand its offering with a lab network that now has state-sponsored K-12 testing programs in 10 states and active testing in 18 states (including the District of Columbia) as well as offerings for correctional facilities and a new partnership to provide airport testing for international travelers in partnership with XpresSpa Group.

•	As of the week of 11/1/2021 Concentric was serving over 220,000 individuals per week

•

Hosted Ginkgo’s annual Ferment Conference on October 28, which brought together about 700 people, including stakeholders from across the synthetic biology ecosystem. The conference featured presentations from customers, discussions of emerging markets for biotechnology, and highlighted Ginkgo’s new “cell development kit” (CDK) concept, designed to make it faster, cheaper, and easier for new products to get to market.

Third Quarter Financial Highlights

•	Third quarter 2021 Total revenue of $77.6 million, up from $13.3 million in the comparable prior year period

•	Year-to-date Total revenue reached $165.3 million, up from $44.6 million in the comparable prior year period, an increase of 271%

•	Third quarter 2021 Foundry revenue of $34.7 million, up from $11.5 million in the comparable prior-year period, an increase of 202%

•	Year-to-date Foundry revenue totaled $78.8 million, up from $42.8 million in the comparable prior-year period, an increase of 84%

•	Third quarter revenue includes an equity milestone payment from Cronos for commercial-scale production of CBG

•	Third quarter 2021 Biosecurity revenue of $42.9 million continuing strong growth trajectory with gross profit margins expanding to 48%

•	Year-to-date Biosecurity revenue of $86.5 million compares to our prior full year outlook of at least $75 million

•	Third quarter 2021 Loss from operations of -$26.7 million, improved from -$34.4 million in the comparable prior-year period

•	Year-to-date Loss from operations of -$143.7 million, down from -$81.1 million in the comparable prior-year period

•	Third quarter 2021 Adjusted EBITDA of -$18.0 million, improved from -$30.6 million in the comparable prior-year period

•	Year-to-date Adjusted EBITDA of -$106.6 million, down from -$70.7 million in the comparable prior year period

•	Cash and cash equivalents balance as of the end of the third quarter of $1.7 billion puts Ginkgo in an extremely strong financial position to pursue its strategic objectives

2021 Full Year Outlook

•	Ginkgo expects to add an incremental 9 programs in Q4 2021, for a total of 30 new programs in the year

•	Ginkgo expects total Foundry revenue of at least $100 million for full year 2021, inclusive of both downstream value share and services revenue

•

While Biosecurity remains an uncertain business, Ginkgo has already exceeded its previous full year outlook for Biosecurity and now expects Biosecurity revenue to be at least $110 million for the full year

Ginkgo shares conclusions from internal investigation, led by independent law and accounting firms, concluding that short seller claims were unfounded

•

As a leader in an emerging field that is innovating on multiple fronts, we are used to folks questioning our capabilities and our valuation and, because those questions are typically in good faith, we welcome those discussions.

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In October however, a short seller with a vested interest in driving down our stock price for financial gain published an inflammatory report claiming financial misconduct by Ginkgo. Due to the nature of the claims in the short report, it was not entirely surprising that shortly after the short report was released, we also received an informal inquiry from the United States Department of Justice.

•

Ginkgo responded seriously to the claims in the short report and our audit committee proactively commenced a thorough independent investigation, led by top independent counsel (Milbank) and forensic accountants (Ankura) with deep expertise in these matters.

•

This investigation has concluded and found that any suggestion of fraud, reporting violations, accounting errors, or other wrongdoing contained in the short seller’s report were unfounded and that no restatement of Ginkgo’s financials was needed.

Additional Information on Equity Matters

•

The company’s Certificate of Incorporation provides that up to 10% of non-Founder employee equity awards are not subject to transfer restrictions, and the company expects the Board of Directors to settle the portion of such equity awards that represent restricted stock units for cash during the fourth quarter of 2021.

•	As previously disclosed, 90% of employee equity awards are subject to a full one-year lockup, subject to certain exceptions, such as selling shares to satisfy tax obligations.

•	The vesting and settlement of these shares is expected to occur over the fourth quarter of 2021 and first quarter of 2022 to minimize the number of shares being sold to cover taxes on any given day.

Presentation Information

Ginkgo will host a presentation reviewing the results for the third quarter of 2021 today, Monday, November 15, 2021, beginning at 8:00am ET. The presentation will include an overview of third quarter 2021 financial performance, recent business updates, a discussion on Ginkgo’s outlook, as well as a moderated question and answer session.

To ask a question ahead of the presentation, please submit your questions to @Ginkgo on Twitter (hashtag #GinkgoResults) or by sending an e-mail to investors@ginkgobioworks.com.

The presentation can be accessed via a live stream on YouTube. A direct link, along with audio-only dial-in information is available on Ginkgo’s Investor Relations website and a replay will be made available following the presentation.

Ginkgo Investor Website: https://investors.ginkgobioworks.com/events/

An audio-only dial-in will be available at the following numbers:

Audio-Only Dial Ins:

+1 646 876 9923 (New York)

+1 301 715 8592 (Washington, D.C.)

+1 312 626 6799 (Chicago)

+1 669 900 6833 (San Jose)

+1 253 215 8782 (Tacoma)

+1 346 248 7799 (Houston)

+1 408 638 0968 (San Jose)

Webinar ID: 955 5330 6455

For International Dial-Ins, please see our web site at https://investors.ginkgobioworks.com/

About Ginkgo Bioworks

Ginkgo is building a platform to enable customers to program cells as easily as we can program computers. The company’s platform is enabling biotechnology applications across diverse markets, from food and agriculture to industrial chemicals to pharmaceuticals. Ginkgo has also actively supported a number of COVID-19 response efforts, including K-12 pooled testing, vaccine manufacturing optimization, and therapeutics discovery. For more information, visit www.ginkgobioworks.com.

Forward-Looking Statements of Ginkgo Bioworks

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, or industry results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “can,” “project,” “potential,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the effect of Ginkgo’s business combination with Soaring Eagle Acquisition Corp. (“Soaring Eagle”) on Ginkgo’s business relationships, performance, and business generally, (ii) risks that the business combination disrupts current plans of Ginkgo and potential difficulties in Ginkgo’s employee retention, (iii) the outcome of any legal proceedings that may be instituted against Ginkgo related to its business combination with Soaring Eagle, (iv) volatility in the price of Ginkgo’s securities now that it is a public company due to a variety of factors, including changes in the competitive and highly regulated industries in which Ginkgo plans to operate, variations in performance across competitors, changes in laws and regulations affecting Ginkgo’s business, changes in the combined capital structure and expectations associated with increases in the number of shares available for sale, (v) the ability to implement business plans, forecasts, and other expectations after the completion of the business combination, and identify and realize additional opportunities, and (vi) the risk of downturns in demand for products using synthetic biology. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Ginkgo’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 20, 2021, and other documents filed by Ginkgo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Ginkgo assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Ginkgo does not give any assurance that it will achieve its expectations.

Use of Non-GAAP Measures

Certain of the financial measures included in this release, including Adjusted EBITDA, have not been prepared in accordance with generally accepted accounting principles (“GAAP”), and constitute “non-GAAP financial measures” as defined by the SEC. Ginkgo has included these non-GAAP financial measures because it believes they provide an additional tool for investors to use in evaluating Ginkgo’s financial performance and prospects. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. In addition, these non-GAAP financial measures may differ from non-GAAP financial measures with comparable names used by other companies. See the reconciliation below for a description of these non-GAAP financial measures and a reconciliation of the historic measures to Ginkgo’s most comparable GAAP financial measures.

Ginkgo Bioworks Contacts:

INVESTOR CONTACT:

investors@ginkgobioworks.com

MEDIA CONTACT:

press@ginkgobioworks.com

Ginkgo Bioworks Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	(unaudited)
	As of September 30,	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$1,739,056	$380,801
Accounts receivable, net	44,675	16,694
Accounts receivable, net from related parties	6,050	5,212
Inventory, net	3,474	2,736
Prepaid expenses and other current assets	17,314	21,099

Total current assets	1,810,569	426,542
Property and equipment, net	142,704	121,435
Investments	104,771	74,200
Equity method investments	16,357	28,924
Intangible assets, net	22,568	3,294
Goodwill	16,660	1,857
Loans receivable, net of current portion	10,161	13,298
Other non-current assets	26,801	5,603

Total assets	$2,150,591	$675,153

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,102	$13,893
Accrued expenses and other current liabilities	53,554	30,505
Deferred revenue (includes $15,442 and $22,101 from related parties)	29,649	28,823

Total current liabilities	90,305	73,221
Non-current liabilities:
Deferred rent, net of current portion	16,960	12,678
Deferred revenue, net of current portion (includes $159,268 and $97,977 from related parties)	163,042	99,652
Lease financing obligation	16,268	16,518
Warrant liabilities	212,935	—
Other non-current liabilities	33,110	3,032

Total liabilities	532,620	205,101

Stockholders’ equity:
Preferred stock	—	—
Common stock	148	129
Additional paid in capital	2,249,549	929,125
Accumulated deficit	(697,269)	(467,878)
Accumulated other comprehensive income (loss)	(877)	—

Total Ginkgo Bioworks Holdings, Inc. stockholders’ equity	1,551,551	461,376
Non-controlling interest	66,420	8,676

Total stockholders’ equity	1,617,971	470,052

Total liabilities and stockholders’ equity	$2,150,591	$675,153

Ginkgo Bioworks Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Foundry revenue (related party revenue of $13,124 and $7,270 for the three months ended September 30, 2021 and 2020, respectively, and $36,746 and $29,784 for the nine months ended September 30 2021 and 2020, respectively)	$34,737	$11,505	$78,833	$42,802
Biosecurity revenue:
Product	8,492	—	14,622	—
Service	34,381	1,797	71,888	1,797

Total revenue	77,610	13,302	165,343	44,599

Costs and operating expenses:
Cost of Biosecurity product revenue	3,430	—	15,185	—
Cost of Biosecurity service revenue	18,872	1,769	47,927	1,769
Research and development	53,021	36,070	164,637	98,576
General and administrative	28,959	9,876	81,326	25,393

Total operating expenses	104,282	47,715	309,075	125,738

Loss from operations	(26,672)	(34,413)	(143,732)	(81,139)
Other (expense) income, net:
Interest income	121	3,318	341	5,565
Interest expense	(649)	(592)	(1,822)	(1,795)
Loss on equity method investments	(39,651)	(237)	(72,621)	(2,151)
(Loss) gain on investments	(12,368)	(90)	3,009	(4,978)
Change in fair value of warrant liabilities	(18,482)	—	(18,482)	—
Other (expense) income, net:	(4,911)	5,894	863	6,055

Total other (expense) income, net	(75,940)	8,293	(88,712)	2,696

Loss before income taxes	(102,612)	(26,120)	(232,444)	(78,443)
Income tax provision (benefit)	(207)	6	(797)	1,881

Net loss	(102,405)	(26,126)	(231,647)	(80,324)

Net loss attributable to non-controlling interest	(524)	(71)	(2,256)	(639)

Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	(101,881)	(26,055)	(229,391)	(79,685)

Net loss per share attributable to Ginkgo Bioworks Holdings, Inc. common stockholders, basic and diluted	$(0.08)	$(0.02)	$(0.18)	$(0.06)

Weighted average common shares outstanding, basic and diluted	1,323,574,063	1,287,053,015	1,302,253,729	1,270,297,495

Comprehensive loss:
Net loss	(102,405)	(26,126)	(231,647)	(80,324)
Other comprehensive income (loss):
Foreign currency translation adjustments, net of taxes	(877)	—	(877)	—
Comprehensive loss	$(103,282)	$(26,126)	$(232,524)	$(80,324)

Ginkgo Bioworks Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash flow from operating activities:
Net loss	$(231,647)	$(80,324)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,073	9,860
Stock-based compensation	14,764	358
Non-cash equity consideration	(12,562)	—
Loss on equity method investments	72,621	2,151
(Gain) loss on investments	(3,009)	4,978
Change in fair value of loans receivable	1,196	(295)
Change in fair value of warrant liabilities	18,482	—
Changes in operating assets and liabilities:
Accounts receivable, net	(27,832)	(6,338)
Accounts receivable, net from related parties	(838)	(446)
Prepaid expenses and other current assets	5,565	(1,207)
Inventory, net	(738)	(819)
Other non-current assets	(35)	2,361
Accounts payable	(2,771)	2,700
Accrued expenses and other current liabilities	29,599	1,690
Deferred revenue, current and non-current (includes $54,632 and $(17,050) from related parties)	(5,538)	(13,061)
Deferred rent, non-current	4,320	39
Other non-current liabilities	29,073	1,862

Net cash used in operating activities	(88,277)	(76,491)

Cash flow from investing activities:
Purchases of property and equipment	(51,407)	(38,408)
Issuance of loan receivable	—	(100)
Proceeds from loan receivable	304	217
Purchase of non-marketable equity securities	(5,000)	—
Business acquisition, net of cash acquired	(21,382)	—

Net cash used in investing activities	(77,485)	(38,291)

Cash flow from financing activities:
Proceeds from reverse recapitalization, net of redemptions of $867,253 and offering costs of $106,838	1,510,909	—
Proceeds from exercise of stock options	41	19
Repurchase of Founder shares	(24,998)	—
Principal payment on capital lease obligations	(592)	(457)
Non-controlling interest contributions	60,000	—
Principal payment on lease financing obligations	(172)	(98)
Proceeds from issuance of Series E convertible preferred stock, net of issuance costs	—	91,040

Net cash provided by financing activities	1,545,188	90,504

Effect of foreign exchange rates on cash and cash equivalents	(8)	—
Net increase (decrease) in cash, cash equivalents and restricted cash	1,379,418	(24,278)
Cash, cash equivalents and restricted cash, beginning of period	385,877	498,510

Cash, cash equivalents and restricted cash, end of period	1,765,295	474,232

Supplemental disclosure of non-cash investing and financing activities:
Purchases of equipment through capital leases	$1,981	$—
Purchases of property and equipment included in accounts payable and accrued expenses	$2,434	$9,796
Deferred offering costs in accounts payable and accrued expenses	$1,280	$—
Equity received in related parties	$60,054	$—
Purchase of non-marketable equity securities	$10,000	$—
Issuance of common stock for a business acquisition	$15,087	$—
Loan receivable received as consideration under customer arrangement	$—	$300
Initial fair value of warrant liabilities	$194,453	$—

The following table provides a reconciliation of the cash, cash equivalents and restricted cash balances as of each of the periods shown above:

	As of September 30,
	2021	2020
Cash and cash equivalents	$1,739,056	$471,057
Restricted cash	26,239	3,175

Total cash, cash equivalents and restricted cash	$1,765,295	$474,232

The following table reconciles net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders to EBITDA and Adjusted EBITDA for the three and nine months ended September 30, 2021 and 2020, respectively:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net loss attributable to Ginkgo Bioworks Holdings, Inc. stockholders	$(101,881)	$(26,055)	$(229,391)	$(79,685)
Interest income	(121)	(3,318)	(341)	(5,565)
Interest expense	649	592	1,822	1,795
Income tax provision (benefit)	(207)	6	(797)	1,881
Depreciation and amortization	8,279	3,527	21,073	9,860

EBITDA	(93,281)	(25,248)	(207,634)	(71,714)
Stock-based compensation	127	118	14,764	358
Loss on equity method investments (1)	39,127	166	70,365	1,512
Loss (gain) on investments (2)	12,368	90	(3,009)	4,978
Change in fair value of warrant liabilities	18,482	—	18,482	—
Other (3)	5,192	(5,768)	421	(5,804)

Adjusted EBITDA	$(17,985)	$(30,642)	$(106,611)	$(70,670)

(1)

For the three months ended September 30, 2021 and 2020, represents losses on equity method investments under the Hypothetical Liquidation at Book Value (HLBV) method of $39.7 million and $0.2 million, respectively, net of losses attributable to non-controlling interests. For the nine months ended September 30, 2021 and 2020, represents losses on equity method investments under the HLBV method of $72.6 million and $2.2 million, respectively, net of losses attributable to non-controlling interests.

(2)	Includes loss (gain) on the change in fair value of our common stock investments in Synlogic and Cronos and warrants to purchase Synlogic common stock, which are all carried at fair value.
(3)

For the three months ended September 30, 2021, includes $0.5 million received pursuant to our settlement agreement with Amyris, offset by $5.7 million in mark-to-market adjustments on the Access Bio Convertible Notes and Glycosyn Promissory Note. For the three months ended September 30, 2020, primarily includes $4.5 million received pursuant to our settlement agreement with Amyris and $1.2 million in income generated through our agreement with the NIH. For the nine months ended September 30, 2021, includes $1.0 million received pursuant to our settlement agreement with Amyris offset by $1.4 million in mark-to-market adjustments on Access Bio Convertible Notes and Glycosyn Promissory Note. For the nine months ended September 30, 2020, primarily includes $4.5 million received pursuant to our settlement agreement with Amyris and $1.2 million received from the NIH.